Exhibit 99(a)(1)(C)

BDCA BUSINESS DEVELOPMENT CORPORATION OF AMERICA NOTICE OF WITHDRAWAL NOTICE OF WITHDRAWAL OF TENDER REGARDING SHARES HELD IN BUSINESS DEVELOPMENT CORPORATION OF AMERICA TENDERED PURSUANT TO THE OFFER TO PURCHASE DATED MAY 30, 2017 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY BUSINESS DEVELOPMENT CORPORATION OF AMERICA, EITHER BY HAND-DELIVERY OR MAIL, BEFORE 11:59 P.M. EASTERN TIME, ON JULY 6, 2017, UNLESS THE OFFER IS EXTENDED. THIS NOTICE OF WITHDRAWAL IS ONLY TO BE USED TO CANCEL A PREVIOUSLY SUBMITTED LETTER OF TRANSMITTAL COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY HAND DELIVERY OR MAIL TO: Business Development Corporation of America C/O DST SYSTEMS, INC. STE. 219943 430 W. 7TH STREET KANSAS CITY, MO 64105 YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY BUSINESS DEVELOPMENT CORPORATION OF AMERICA AT THE ADDRESS ABOVE.

BDCA BUSINESS DEVELOPMENT CORPORATION OF AMERICA NOTICE OF WITHDRAWAL TENDERED PURSUANT TO THE OFFER TO PURCHASE DATED May 30, 2017 LADIES AND GENTLEMEN: The undersigned hereby withdraws the tender of its Shares to Business Development Corporation of America (the “Company” ) for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated ____________________, 201___. This tender was in the amount of: _________________ Shares. The undersigned recognizes that upon the receipt on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company. IMPORTANT: Signature of investor(s) or authorized person(s) should be exactly as appeared on subscription agreement FOR INDIVIDUAL INVESTORS AND JOINT TENANTS Signature of Investor(s) or Authorized Person(s) __________________________________________________ Name of Signatory (Please print) Title of Authorized Person (Please print) Signature of Investor(s) or Authorized Person(s) __________________________________________________ Name of Signatory (Please print) Title of Authorized Person (Please print) FOR OTHER INVESTORS Signature of Investor(s) or Authorized Person(s) __________________________________________________ Name of Signatory (Please print) Title of Authorized Person (Please print) Date (mm/dd/yyyy) ___________________________________________________________________________